ARTICLES SUPPLEMENTARY
                                       OF
                         PRUDENTIAL UTILITY FUND, INC.

                                     * * *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                                     * * *

        Prudential Utility Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation") , hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 2,000,000,000 shares of common stock, par value of $.01 each, having an aggregate par value of $20,000,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

        THIRD: Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided into three classes of shares, consisting of 566,666,666 ClassA shares, 866,666,667 Class B shares and 566,666,667 Class C shares.


        FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on August 23, 1995, the number of authorized shares of which the Corporation has authority to issue is hereby divided into four classes of shares, consisting of 500 million Class A shares, 700 million Class B shares, 400 million Class C shares and 400 million Class Z shares.

        FIFTH: The Class Z shares shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12 b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.




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        IN WITNESS  WHEREOF,  PRUDENTIAL  UTILITY FUND,  INC.,  has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on February 21, 1996.


                                     PRUDENTIAL UTILITY FUND, INC.



                                 By   /s/ Richard A. Redeker
                                     --------------------------------
                                     Richard A. Redeker
                                     President




Attest:  /s/ Marguerite E. H. Morrison
         ---------------------------------
         Marguerite E. H. Morrison
         Assistant Secretary



        THE UNDERSIGNED, President of Prudential Utility Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the bet of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                     /s/ Richard A. Redeker
                                     --------------------------------
                                     Richard A. Redeker
                                     President